Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-244352 and 333-223773) and Form S-8 (Nos. 333-244403, 333-230415, 333-206899, 333-202878, 333-165569, 333-51595, 333-55124, 333-102220, 333-117131, 333-130281 and 333-143701) of National Fuel Gas Company of our report dated November 20, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Buffalo, New York
November 20, 2020